Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Herbert J. Lanese, President and Chief Executive Officer of DynCorp International Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	the Quarterly Report of the Company on Form 10-Q for the period ended December 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HERBERT J. LANESE

Herbert J. Lanese
President and Chief Executive Officer
Date: February 6, 2008